                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement         [_]CONFIDENTIAL, FOR USE OF THE
                                       COMMISSION ONLY
                                           (AS PERMITTED BY RULE 14A-6(E)(2))
[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              VAIL RESORTS, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------

  (5) Total fee paid:

    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement Number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

    ------------------------------------------------------------------------

  (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------

  (3) Filing Party:

    ------------------------------------------------------------------------

  (4) Date Filed:

    ------------------------------------------------------------------------

                       LETTERHEAD OF VAIL RESORTS, INC.
                                                               January 14, 1998

Dear Shareholder:

  You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Vail Resorts, Inc., which will be held at 3:00 p.m., Eastern Standard Time, on Tuesday, February 24, 1998 at The Essex House, 160 Central Park South, New York, New York 10019.

  The enclosed Notice and Proxy Statement contain complete information about matters to be considered at the Annual Meeting, at which the business and operations of our Company will also be reviewed. If you plan to attend, please check the box provided on the proxy card. Only shareholders entitled to vote at the Annual Meeting and their proxies will be permitted to attend the Annual Meeting.

  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card, so that your shares will be represented and voted at the Annual Meeting.

                                          Sincerely yours,



                                          /s/ Adam M. Aron
                                          Adam M. Aron
                                          Chairman and Chief Executive Officer

                              VAIL RESORTS, INC.

             137 BENCHMARK ROAD                 P.O. BOX 7
             AVON, COLORADO 81620               VAIL, COLORADO 81658

                               ----------------

               NOTICE OF THE 1998 ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                                               January 14, 1998

To our Shareholders:

  The Annual Meeting of Shareholders of Vail Resorts, Inc., a Delaware corporation, will be held on Tuesday, February 24, 1998 at 3:00 p.m., Eastern Standard Time, at The Essex House, 160 Central Park South, New York, New York 10019:

    (1) To elect Directors;

    (2) To ratify the appointment of Arthur Andersen LLP as independent public accountants;

    (3) To transact such other business as may properly come before the meeting.

  The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on January 2, 1998.

  A copy of the Company's Annual Report to shareholders for the fiscal year ended September 30, 1997 is enclosed.

  A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the offices of the Company's Transfer Agent and Registrar, Norwest Bank Minnesota, N.A., 161 North Concord Exchange, St. Paul, Minnesota 55075-0738, during ordinary business hours for ten days prior to the Annual Meeting.

                                          By Order of the Board of Directors


                                          /s/ James S. Mandel
                                          James S. Mandel
                                          Senior Vice President, General
                                          Counsel and Secretary

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN
    AND RETURN  THE ENCLOSED  PROXY IN THE  ENCLOSED REPLY  ENVELOPE. THIS
      WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                              VAIL RESORTS, INC.

            137 BENCHMARK ROAD                P.O. BOX 7
            AVON, COLORADO 81620              VAIL, COLORADO 81658

                               ---------------

                         PROXY STATEMENT FOR THE 1998
                        ANNUAL MEETING OF SHAREHOLDERS

                               ---------------

                    SOLICITATION AND REVOCATION OF PROXIES

  The accompanying proxy, being mailed to shareholders on or about January 14, 1998, is solicited by the Board of Directors of Vail Resorts, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Tuesday, February 24, 1998. In case the Meeting is adjourned, the proxy will be used at any adjournments thereof. If a proxy is received before the Meeting, the shares represented by it will be voted unless the proxy is revoked by written notice to the Secretary of the Company prior to the Meeting or by voting by ballot at the Meeting. If matters other than those specifically set forth in the accompanying Notice of Annual Meeting are presented at the Meeting for action, which is not currently anticipated, the proxy holders will vote the proxies in accordance with their best judgment.

  Holders of Common Stock and Class A Common Stock of the Company as of the close of business on January 2, 1998 will be entitled to vote. On such date there were outstanding and entitled to vote 22,682,861 shares of Common Stock of the Company and 11,439,834 shares of Class A Common Stock of the Company, each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. Pursuant to the Company's Restated Certificate of Incorporation (the "Charter"), Class 1 directors of the Company are elected by a majority vote of the holders of Class A Common Stock and Class 2 directors are elected by a majority vote of the holders of the Common Stock. The presence at the Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

  The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, by employees of the Company. The Company may reimburse brokers holding Common Stock or Class A Common Stock in their names or in the names of their nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock.

                           1. ELECTION OF DIRECTORS

  The Charter and the bylaws of the Company provide that two-thirds of the Board of Directors of the Company shall be comprised of Class 1 directors and one-third shall be comprised of Class 2 directors, with each director serving a one-year term. Pursuant to the Company's Charter, Class 1 directors will be elected by the affirmative vote of a majority of the shares of Class A Common Stock cast at the Meeting and Class 2 directors will be elected by the affirmative vote of a majority of the shares of Common Stock cast at the Meeting. Currently, the Board of Directors is comprised of seventeen members, nine of which are Class 1 directors and eight of which are Class 2 directors. At the Meeting, nine Class 1 directors will be elected by the Class A Common Stock holders and eight Class 2 directors will be elected by the Common Stock holders. Pursuant to the Company's Charter and bylaws, the holders of Class A Common Stock have the ability in the future to increase the number of Class 1 directors or to decrease the number of Class 2 directors so that the respective two-thirds and one-third representation on the Board of Directors is preserved.

  Apollo Ski Partners, L.P. ("Apollo Ski Partners") owns substantially all of the Class A Common Stock of the Company and, consequently, Apollo Ski Partners has the ability to elect all of the Class 1 directors.

  The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of Messrs. Black, Cogut, Daly, Katz, Mack, Ressler, Rowan, Ryan and Spector as Class 1 directors and FOR the election of Messrs. Aron, Biondi, Hilbert, Lee, Micheletto, Sorte, Stiritz and Tisch as Class 2 directors.

                     INFORMATION WITH RESPECT TO NOMINEES

  The following sets forth the name and age of each nominee; all other positions and offices, if any, now held by him or her with the Company and his principal occupation during the last five years.

NOMINEES FOR CLASS 1 DIRECTORS

  Leon D. Black, 46, was appointed a director of the Company in October 1992. Mr. Black is one of the founding principals of Apollo Advisors, L.P. ("Apollo Advisors"), which was established in August 1990, and which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P. ("Apollo Fund"), AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, of Apollo Real Estate Advisors, L.P. ("AREA") which, together with an affiliate, acts as managing general partner of the Apollo real estate investment funds and of Lion Advisors, L.P. ("Lion Advisors"), which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Black is also a director of Converse, Inc., Culligan Water Technologies, Inc., Samsonite Corporation and Telemundo Group, Inc. Mr. Black is Mr. Ressler's brother-in-law.

  Craig M. Cogut, 44, was appointed a director of the Company in October 1992. Mr. Cogut is currently a senior principal of Pegasus Investors, L.P., which acts as a managing general partner of private securities investment funds. Prior thereto he was one of the founding principals of Apollo Advisors and of Lion Advisors.

  Andrew P. Daly, 51, was appointed a director of the Company in June 1996. Mr. Daly became President of Vail Associates, Inc. ("Vail Associates") in 1992 and President of the Company in 1996. He joined Vail Associates in 1989 as Executive Vice President and President of Beaver Creek Resort Company. Prior to joining Vail Associates, Mr. Daly owned and was President of Lake Eldora Ski Corporation, which operated the Eldora Mountain Resort ski area. From 1982 to 1987, Mr. Daly was Chief Executive Officer of Copper Mountain Resort, where he held several positions from 1972 to 1982.

  Robert A. Katz, 30, was appointed a director of the Company in June 1996. Mr. Katz is a principal of Apollo Advisors and Lion Advisors, with which he has been associated since 1990. Mr. Katz is also a director of Salant Corporation and Aris Industries, Inc.

  William L. Mack, 56, was appointed a director of the Company in January 1993. Since 1963, Mr. Mack has been the President and Managing Partner of The Mack Organization, an owner and developer of and investor in office and industrial buildings and other commercial properties principally in the New York/New Jersey metropolitan area as well as throughout the United States. Mr. Mack is a founding principal of AREA. He has been Director of the Urban Development Corporation for the State of New York since 1983. Mr. Mack is Chairman Emeritus and Trustee of the Long Island Jewish Medical Center. Mr. Mack also serves as a director of Bear Stearns, Inc. and the Mack-Cali Realty Corp.

  Antony P. Ressler, 37, was appointed a director of the Company in October 1992. Mr. Ressler is one of the founding principals of Apollo Advisors and Lion Advisors. Mr. Ressler is also a director of Allied Waste Industries, Inc., Dominick's Supermarkets, Inc., Family Restaurants, Inc., PRI Holdings Inc. and United International Holdings, Inc. He is also a member of the Executive Committee of the Board of Directors of LEARN, the largest public school reform movement in the U.S., and of the Jonsson Comprehensive Cancer Center at the UCLA Medical Center. Mr. Ressler is Mr. Black's brother-in-law.

  Marc J. Rowan, 35, was appointed a director of the Company in October 1992. Mr. Rowan is one of the founding principals of Apollo Advisors and of Lion Advisors. Mr. Rowan is also a director of Culligan Water Technologies, Inc., NRT, Inc. and Samsonite Corporation.

  John J. Ryan III, 70, was appointed a director of the Company in January 1995. Mr. Ryan has been a financial advisor based in Geneva, Switzerland since 1972. Mr. Ryan is a director of Artemis S.A. and Financiere Pinault S.A., private holding companies in Paris, France, and he is also a director of Converse, Inc. He is Vice President and Director of Evergreen Resources Inc., a publicly held oil and gas exploration company. Mr. Ryan is President of J.J. Ryan & Sons, a closely held textile trading corporation in Greenville, South Carolina. Artemis S.A. is a significant investor in Apollo Ski Partners.

  Bruce H. Spector, 55, was appointed a director of the Company in January 1995. Mr. Spector has been a consultant to Apollo Advisors since 1992 and since 1995 has been a principal in Apollo Advisors II, L.P., an affiliate of Apollo Advisors which acts as general partner of Apollo Investment Fund III, L.P. Prior to October 1992, Mr. Spector, a reorganization attorney, was a member of the Los Angeles law firm of Stutman Triester and Glatt. Mr. Spector is also a director of Telemundo Group, Inc., United International Holdings, Inc., Nexthealth, Inc. and Metropolis Real Estate Investment Trust, Inc.

NOMINEES FOR CLASS 2 DIRECTORS

  Adam M. Aron, 43, was appointed the Chairman of the Board and Chief Executive Officer of the Company in July 1996. Prior to joining the Company, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Ltd. from July 1993 until July 1996. From November 1990 until July 1993, Mr. Aron served as Senior Vice President of Marketing for United Airlines. From 1987 to 1990, Mr. Aron served as Senior Vice President of Marketing for the Hyatt Hotels Corporation. Mr. Aron is also a director of Signature Resorts, Inc. and Florsheim Group, Inc.

  Frank J. Biondi, 52, was appointed a director of the Company in July 1996. Mr. Biondi is Chairman and Chief Executive Officer of Universal Studios Inc. Mr. Biondi previously served as President and Chief Executive Officer of Viacom, Inc., from July 1987 to January 1996. He has also held executive positions with The Coca-Cola Company, Home Box Office Inc. and Time Inc. Mr. Biondi currently is a director of Leake and Watts Services, The Museum of Television and Radio, The Bank of New York and the American Health Foundation.

  Stephen C. Hilbert, 51, was appointed a director of the Company in December 1995. Mr. Hilbert founded Conseco, Inc. in 1979 and serves as its Chairman, President and Chief Executive Officer. Conseco, Inc. is a financial services holding company based in Carmel, Indiana which owns and operates life insurance companies and provides investment management, administrative and other fee-based services. Mr. Hilbert serves as a director of the Indiana State University Foundation and the Indianapolis Convention and Visitor's Association. He also serves on the Board of Trustees of both the Indianapolis Parks Foundation and the U.S. Ski Team Foundation, as a Trustee of the Central Indiana Council on Aging Foundation, and as a director of both the Indianapolis Zoo and the St. Vincent Hospital Foundation.

  Thomas H. Lee, 53, was appointed a director of the Company in January 1993. Mr. Lee founded Thomas H. Lee Company in 1974 and since that time has served as its President. The Thomas H. Lee Company and the funds which it advises invest in friendly leveraged acquisitions and recapitalizations. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank's high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a Securities Analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves as a director of Atlantic Holding Corporation, Finlay Enterprises, Inc., First Security Services Corporation, Livent Inc., Miller Import Corporation, Playtex Products, Inc. and Signature Brands USA, Inc.

  Joe R. Micheletto, 61, was appointed a director of the Company in February 1997. Mr. Micheletto has been Chief Executive Officer and President of Ralcorp Holdings, Inc. ("Ralcorp") since September 1996 and was Co-Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Ralcorp.

  John F. Sorte, 50, was appointed a director of the Company in January 1993. Mr. Sorte has been President of New Street Advisors L.P., a merchant bank, and of New Street Investments L.P., its broker-dealer affiliate, since he co-founded both companies in March 1994. From 1992 to March 1994, Mr. Sorte was President and Chief Executive Officer of New Street Capital Corporation, a merchant banking firm. Mr. Sorte is also a director of WestPoint Stevens, Inc. and serves as Chairman of the Board of Directors of The New York Media Group, Inc.

  William P. Stiritz, 63, was appointed a director of the Company in February 1997. Mr. Stiritz is Chairman of the Board of Ralcorp. Mr. Stiritz has been Chairman of the Board, Chief Executive Officer and President of Ralston Purina Company since 1982 and, though he retired from the CEO position in 1997, he remains Chairman. Mr. Stiritz is also a director of the following companies:
Angelica Corporation, Ball Corporation, May Department Stores Company, Ralcorp and Reinsurance Group of America, Incorporated.

  James S. Tisch, 44, was appointed a director of the Company in January 1995. Mr. Tisch is President and Chief Operating Officer of Loews Corporation. He has been with Loews Corporation since 1977. Prior to 1977, Mr. Tisch was with CNA Financial Corporation. Mr. Tisch is Chairman of the Board of Directors of Diamond Offshore Drilling, Inc. and is a member of the Board of Directors of CNA Financial Corporation and Loews Corporation. He is also Chairman of the Federation Employment and Guidance Service, a member of the Board of Directors of UJA-Federation of New York, and a Trustee of The Mount Sinai Medical Center.

EXECUTIVE OFFICERS

  The following table sets forth the executive officers of the Company and its primary subsidiaries as of the date hereof:

                NAME                                 POSITION
                ----                                 --------
 Adam M. Aron.....................  Chairman of the Board of Directors and
                                     Chief Executive Officer
 Andrew P. Daly...................  President and Director
 James P. Donohue.................  Senior Vice President and Chief Financial
                                     Officer
 William A. Jensen................  Senior Vice President and Chief Operating
                                     Officer of Breckenridge Ski Resort
 Bruce W. Mainzer.................  Senior Vice President of Marketing
 James S. Mandel..................  Senior Vice President, General Counsel and
                                     Secretary
 Edward D. O'Brien................  Senior Vice President and Chief Financial
                                     Officer of Vail Resorts Development
                                     Company
 John W. Rutter...................  Senior Vice President and Chief Operating
                                     Officer of Keystone Resort
 Christopher P. Ryman.............  Senior Vice President and Chief Operating
                                     Officer of Vail and Beaver Creek
 Brian D. Smith...................  Senior Vice President of Sales
 James P. Thompson................  President of Vail Resorts Development
                                     Company

  For biographical information about Messrs. Aron and Daly see "Information With Respect to Nominees."

  James P. Donohue, 57, became Senior Vice President and Chief Financial Officer of the Company in October 1996. From 1991 to October 1996, Mr. Donohue served as Senior Vice President and Chief Financial Officer of Fibreboard Corporation, a manufacturer and distributor of building products which also owned and operated three ski resorts located in California. Prior to 1991, Mr. Donohue was an Executive Vice President of Continental Illinois Bank, N.A.

  William A. Jensen, 45, joined Breckenridge Ski Resort as Senior Vice President and Chief Operating Officer in May 1997. Mr. Jensen was President of the Fibreboard Resort Group from 1991 to 1996. He was Vice President of Sunday River Ski Resort from 1989 to 1991 and from 1983 to 1989 Mr. Jensen was Vice President of Kassbohrer of North America, a grooming vehicle manufacturer.

  Bruce W. Mainzer, 45, became Senior Vice President of Marketing in June 1997. From 1996 to 1997, Mr. Mainzer was the Executive Vice President of Marketing and Planning at Carnival Airlines in Miami. From 1994 to 1996, Mr. Mainzer was Vice President of Marketing for Norwegian Cruise Line Ltd. From 1985 to 1994, Mr. Mainzer served in a variety of key marketing positions at United Airlines including heading the departments of yield management, market research and brand marketing.

  James S. Mandel, 47, joined the Company in 1994 as Senior Vice President and General Counsel and was named Secretary of the Company in 1995. From 1978 until joining the Company, Mr. Mandel was a partner with Brownstein Hyatt Farber & Strickland, P.C., a Denver law firm, where he specialized in real estate development and corporate finance.

  Edward D. O'Brien, 58, became Senior Vice President and Chief Financial Officer of Vail Resorts Development Company, formerly known as Vail Associates Real Estate Group, Inc., in 1993. From 1991 to 1993, Mr. O'Brien was a private consultant to real estate interests regarding debt restructuring. From 1971 to 1991, he was Chief Financial Officer and a Managing General Partner of Lincoln Property Company, a real estate development and management firm.

  John W. Rutter, 47, was appointed Senior Vice President and Chief Operating Officer of Keystone Resort in May 1997. From 1991 to 1997, he was Executive Vice President of Ski Operations for Ralston Resorts, Inc. From 1980 to 1991, he was Vice President of Ski Operations for Keystone Resort and Arapahoe Basin. Mr. Rutter also serves on the Management Committee of Keystone/Intrawest LLC. Mr. Rutter is Vice Chairman of the Board of Directors of the National Ski Areas Association and serves on its Public Lands Committee.

  Christopher P. Ryman, 46, became Chief Operating Officer and Senior Vice President for Vail and Beaver Creek in 1995. From 1992 to 1995, he was Senior Vice President of Mountain Operations for Vail Associates. Mr. Ryman was managing director of the Vail and Beaver Creek Ski Schools from 1986 to 1992, served in management positions at the Beaver Creek Ski School from 1980 to 1985 and was involved in ski school operations from 1978 to 1980. Prior to joining Vail Associates in 1978, Mr. Ryman held positions at the Mt. Hood, Snowbird and Alta ski resorts.

  Brian D. Smith, 52, became Senior Vice President of Sales for Vail Resorts Management Company in 1997. From 1993 to 1997, he was Executive Vice President of resort operations for Ralston Resorts, Inc. Prior to 1993, Mr. Smith held marketing and sales positions with Anheuser-Busch, Kimberly-Clark and Procter & Gamble.

  James P. Thompson, 53, joined Vail Resorts Development Company in 1993 in connection with Vail Associates' acquisition of the Arrowhead at Vail development. He joined Arrowhead at Vail in 1989, and became its President in March 1994. Prior to joining Arrowhead at Vail, Mr. Thompson served as Vice President of Moore and Company in Denver for 14 years in land acquisitions, development and marketing.

                 SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

  Set forth in the following table is the beneficial ownership of Common Stock as of December 31, 1997 for all directors and the executive officers listed on the Summary Compensation Table and all directors and executive officers as a group. No director or executive officer owns more than 1% of the outstanding shares of Common Stock of the Company (including exercisable options), with the exception of Mr. Daly who owns approximately 1.1%, of the total outstanding shares of Common Stock of the Company (including exercisable options). All directors and executive officers as a group own approximately 3.2% of the total outstanding shares of Common Stock of the Company (including exercisable options). No director or executive officer of the Company owns any Class A Common Stock of the Company.

                                                              NUMBER OF SHARES
                                                              OF COMMON STOCK
NAME                                                         BENEFICIALLY OWNED
----                                                         ------------------
Adam M. Aron................................................       59,425(1)
Frank Biondi................................................       32,300
Leon D. Black...............................................            0(2)
Craig M. Cogut..............................................        9,720
Andrew P. Daly..............................................      268,295(1)
Stephen C. Hilbert..........................................            0
Robert A. Katz..............................................            0(2)
Thomas H. Lee...............................................            0(3)
William L. Mack.............................................            0(2)
Joe R. Micheletto...........................................        1,000(4)
Antony P. Ressler...........................................       26,000(2)
Marc J. Rowan...............................................            0(2)
John J. Ryan III............................................            0
John F. Sorte...............................................       10,000
Bruce H. Spector............................................            0(2)
William P. Stiritz..........................................            0(4)
James S. Tisch..............................................            0
James S. Mandel.............................................       80,976(1)(5)
Christopher P. Ryman........................................      155,960(1)
James P. Thompson...........................................       84,186(1)

--------
(1) Includes 52,000, 265,820, 80,976, 154,960 and 82,976 shares of Common
  Stock subject to options granted to Messrs. Aron, Daly, Mandel, Ryman and Thompson, respectively, under the Company's 1992 and 1996 stock option plans, which options are either presently exercisable or may be exercised within 60 days from December 31, 1997.
(2) This individual is associated with Apollo Advisors, the managing general partner of Apollo Fund, the general partner of Apollo Ski Partners. This individual disclaims beneficial ownership of all shares of Common Stock and Class A Common Stock of the Company held by Apollo Ski Partners.
(3) Excludes 19,440 shares of Common Stock owned by Mr. Lee's two children (each owning 9,720 shares) to which Mr. Lee disclaims beneficial ownership.
(4) Messrs. Micheletto and Stiritz disclaim beneficial ownership of all shares of Common Stock of the Company held by Ralcorp.
(5) Excludes 2,000 shares of Common Stock owned by Mr. Mandel's spouse's individual retirement account as to which Mr. Mandel disclaims beneficial ownership.

                    INFORMATION AS TO CERTAIN SHAREHOLDERS

  Set forth below is certain information with respect to the only persons known to the Company who owned beneficially more than five percent of the Company's voting securities as of December 31, 1997.

                            COMMON STOCK         CLASS A COMMON                PERCENT OF
                         BENEFICIALLY OWNED STOCK BENEFICIALLY OWNED         CLASS A COMMON
                         ------------------ -----------------------------      STOCK AND
NAME OF                            PERCENT                    PERCENT         COMMON STOCK
BENEFICIAL OWNER          SHARES   OF CLASS    SHARES        OF CLASS      BENEFICIALLY OWNED
----------------         --------- -------- --------------- -------------  ------------------
Apollo Ski Partners,
 L.P.(1)(2).............       --     --         11,439,542         99.9%         33.5%
Ralcorp Holdings,
 Inc.(3)................ 7,554,406   33.3%              --         --             22.1%
Ronald Baron(4)......... 4,630,300   20.4%              --         --             13.6%

--------
(1) Apollo Ski Partners was organized principally for the purpose of holding Common Stock and Class A Common Stock of the Company. The general partner of Apollo Ski Partners is Apollo Fund, a Delaware limited partnership and a private securities investment fund. The managing general partner of Apollo Fund is Apollo Advisors, a Delaware limited partnership, the general partner of which is Apollo Capital Management, Inc. ("Apollo Capital"), a Delaware corporation. Mr. Black, a director of the Company, is a director of Apollo Capital. All officers, directors and shareholders of Apollo Capital, including Messrs. Black, Katz, Mack, Ressler, Rowan and Spector (directors of the Company) disclaim any beneficial ownership of the Common Stock and Class A Common Stock of the Company owned by Apollo Ski Partners. The address for Apollo Ski Partners is 2 Manhattanville Road, Purchase, NY 10577.
(2) The Class A Common Stock is convertible into Common Stock (i) at the option of the holder, (ii) automatically, upon transfer to a non-affiliate of such holder and (iii) automatically, if less than 5,000,000 shares (as such number shall be adjusted by reason of any stock split, reclassification or other similar transaction) of Class A Common Stock are outstanding.
(3) As reported by Ralcorp on Schedule 13D filed with the Securities and Exchange Commission on February 4, 1997. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.
(4) As reported by Ronald Baron and related entities on Schedule 13G filed with the Securities and Exchange Commission on July 9, 1997. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153.

               BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

  The Board of Directors of the Company held a total of four meetings during the fiscal year ended September 30, 1997 ("Fiscal 1997"). The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

  The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee are Messrs. Aron, Daly, Katz and Rowan. The Executive Committee held seven meetings during Fiscal 1997.

  The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee is authorized to (i) make recommendations to the Board of Directors regarding the engagement of the Company's independent accountants, (ii) review the plan, scope and results of the annual audit, the independent accountants' letter of comments and management's response thereto, and the scope of any non-audit services which may be performed by the independent accountants, (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls, and (iv) review any changes in accounting policy. The members of the Audit Committee are Messrs. Hilbert, Sorte and Tisch. The Audit Committee held two meetings during Fiscal 1997.

  The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the executive officers, (ii) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (iii) review and approve the Company's annual compensation plans, (iv) review management organization and development as it relates to compensation, and (v) administer any stock option plans which may be adopted and the granting of options under such plans. The members of the Compensation Committee are Messrs. Black, Lee and Rowan, all of whom are non-employee directors. The Compensation Committee met once in Fiscal 1997 during a regularly scheduled Board of Directors meeting in consultation with the Board of Directors.

  During Fiscal 1997 all of the directors of the Company attended 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served either in person or telephonically, except for Messrs. Cogut and Stiritz.

  The Company paid no fees to its directors in Fiscal 1997 and the Company currently does not intend to pay directors' fees. The Company pays a management fee of $500,000 per year to Apollo Advisors. Messrs. Black, Katz, Mack, Ressler, Rowan and Spector are associated with Apollo Advisors and are directors of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's' equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis for Fiscal 1997, except that Messrs. Aron, Mandel, Ryman and Thompson failed to make one required Form 4 filing on a timely basis.

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

  During the fiscal year ended September 30, 1991, the Company loaned Mr. Daly $300,000, $150,000 of which bears interest at a rate of nine percent per annum and the remainder of which is non-interest bearing. The principal sum plus accrued interest is due no later than one year following the termination, for any reason, of Mr. Daly's employment with the Company. The proceeds of the loan were used to finance the purchase and improvement of real property and the loan is secured by a deed of trust on such property.

  The Company pays a fee of $500,000 per year to Apollo Advisors for management services and expenses related thereto. This fee has been incurred each year since 1993 and is paid partly in cash and partly in services rendered by the Company to Apollo Advisors and its affiliates. This arrangement was approved by the Board of Directors of the Company in March 1993.

  In 1995, Mr. Daly's spouse and Mr. Thompson and his spouse received financial terms more favorable than those available to the general public in connection with their purchase of homesites at Bachelor Gulch Village. Rather than payment of an earnest money deposit with the entire balance due in cash at closing, these contracts provide for no earnest money deposit with the entire purchase price (which was below fair market value) to be paid under promissory notes of $438,750 and $350,000 for Mr. Daly's spouse and Mr. and Mrs. Thompson, respectively. Each note is secured by a first deed of trust and amortized over 25 years at a rate of eight percent per annum interest, with a balloon payment due on the earlier of five years from the date of closing or one year from the date employment with the Company is terminated.

  Ralcorp, Apollo Ski Partners, and the Company are parties to a Shareholder Agreement, dated January 3, 1997, pursuant to which they have agreed to cause the Board of Directors of the Company to consist of no more than twenty directors, with Ralcorp having the ability to nominate two directors for so long as it owns at least ten percent of the Company's outstanding voting securities. Messrs. Micheletto and Stiritz presently are Ralcorp's two nominees for directors. Pursuant to the Shareholder Agreement, Apollo Ski Partners has agreed to vote in favor of the election of the two directors nominated by Ralcorp.

  The Shareholder Agreement subjects Ralcorp to a voting agreement with respect to actions taken by the Company's Board of Directors. Among other things, Ralcorp agrees to vote (i) "for" all the nominees recommended by the Board of Directors, (ii) with the Board of Directors on all shareholder proposals and (iii) in the same proportion as all other shareholders (i.e., "for," "against" and "abstain") on all other matters, except that Ralcorp has full discretion on extraordinary events such as mergers or consolidations, sales of assets, creation of new stock with voting rights and changes in the Company's Charter or bylaws.

  Under the terms of the Shareholder Agreement, Ralcorp has agreed to certain restrictions on the resale of its Common Stock. Ralcorp has agreed not to transfer or sell its shares of Common Stock without the prior approval of a majority of the Board of Directors, other than (i) to affiliates or Ralcorp stockholders, (ii) pursuant to a demand or piggy-back registration as allowed under the Shareholder Agreement, or (iii) a transfer eighteen months after February 7, 1997, provided the transferee will not own more than ten percent of the outstanding voting securities of the Company and agrees to be bound by the Shareholder Agreement. In addition, if Ralcorp transfers its shares under
(iii) above, it has agreed to provide the Company with a right of first refusal, affording the Company the right to purchase such shares under the same terms and conditions, and to provide Apollo Ski Partners a right of second refusal if the Company elects not to purchase such shares.

  The Shareholder Agreement will terminate (i) upon agreement of each of Apollo Ski Partners and Ralcorp; (ii) upon the dissolution of the Company or a sale of substantially all of its assets; or (iii) when either Apollo Ski Partners or Ralcorp owns less than ten percent of the Company's outstanding voting securities.

  Pursuant to the Shareholder Agreement, the Company has granted to each of Apollo Ski Partners and Ralcorp certain demand and piggyback registration rights with respect to the Common Stock owned by them.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

                          SUMMARY COMPENSATION TABLE

  The following table provides information concerning compensation paid by the Company to the Chief Executive Officer and the other four highest paid executive officers of the Company whose compensation was at least $100,000 for Fiscal 1997 (collectively, the "Named Executive Officers").

                             ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                         ---------------------------- ----------------------------------
                                                             AWARDS           PAYOUTS
                                                      --------------------- ------------
                                            OTHER     RESTRICTED SECURITIES   DEFERRED
    NAME, PRINCIPAL                         ANNUAL      STOCK    UNDERLYING COMPENSATION  ALL OTHER
       POSITION,         SALARY   BONUS  COMPENSATION  AWARD(S)   OPTIONS/    PAYMENTS   COMPENSATION
       AND PERIOD          ($)     ($)      ($)(A)       ($)      SARS(#)      ($)(B)        ($)
------------------------ ------- ------- ------------ ---------- ---------- ------------ ------------
Adam M. Aron,(d)
 Chairman and Chief
 Executive Officer of
 the Company
1996....................  75,385  44,231       --      750,000    260,000         --           --
1997.................... 560,000 250,000     6,357         --     200,000         --        45,455(e)
Andrew P. Daly,
 President and Director
 of the Company
1995.................... 307,538     --     32,322         --         --      113,883          --
1996.................... 348,077  70,000    24,007     250,000    100,000     113,883          --
1997.................... 350,000     --     28,691(f)      --         --       28,471      336,246(c)
Christopher P. Ryman,
 Senior Vice President
 and Chief Operating
 Officer for Vail and
 Beaver Creek
1995.................... 165,512  10,000    14,504         --         --       70,016          --
1996.................... 184,269  35,000    15,057         --         --       70,016          --
1997.................... 248,500     --      1,175     256,500     60,000      17,504      185,719(c)
James S. Mandel,
 Senior Vice President,
 General Counsel and
 Secretary of the
 Company
1995.................... 259,500  71,000     1,716         --         --          --           --
1996.................... 279,462  50,000     1,924         --         --          --           --
1997.................... 300,000     --        992         --      20,000         --       139,290(c)
James P. Thompson,
 President of Vail
 Resorts Development
 Company
1995.................... 215,766  77,500     3,687(g)      --         --          --           --
1996.................... 234,231 123,000     7,332(g)      --         --          --           --
1997.................... 268,654 108,000     8,138(g)      --      20,000         --        92,859(c)

--------
(a) Includes excess life insurance premiums for all Named Executive Officers and interest on long-term incentive plan compensation paid during the period indicated to the individuals described in Note (b).
(b) Prior to October 8, 1992, the Company and certain of its subsidiaries offered deferred compensation plans to certain key management employees in lieu of any type of pension plans, stock options or other retirement plans. As of October 8, 1992, following payments made on or around October 8, 1992, the outstanding deferred compensation balances for Mr. Daly and Mr. Ryman were $455,532 and $280,063, respectively. Mr. Daly's and Mr. Ryman's outstanding deferred compensation balances after October 8, 1992 were paid to them over a four-year period, with the final payment on October 1, 1996.
(c) On September 25, 1996, the Company declared a right to receive up to $2.44 per share of Common Stock to all shareholders of record on October 11, 1996. At that time, the Company amended agreements with certain option holders such that those option holders were entitled to receive $2.44 per share, per option as of September 25, 1996 if certain conditions were met. These amounts represent such payments made in Fiscal 1997.
(d) On July 29, 1996, Mr. Aron was appointed Chairman of the Board and Chief Executive Officer of the Company. Mr. Aron's base salary is $560,000 per year, and a bonus was guaranteed at an annualized rate of $250,000 through Fiscal 1997, after which time Mr. Aron will participate in the Company's bonus plan.
(e) Represents $45,455 in relocation compensation received in 1997.
(f) Includes compensation received for country club dues of $22,917.
(g) Represents automobile reimbursements of $7,043, $3,640 and $3,399 for 1997, 1996 and 1995, respectively. Also includes compensation received for country club dues of $3,500 in 1996.

  The following table sets forth information concerning individual grants of stock options made under the 1996 stock option plan in Fiscal 1997 for services rendered during Fiscal 1997 by each of the Named Executive Officers.

            OPTION GRANTS FOR SERVICES RENDERED DURING FISCAL 1997

                                                  INDIVIDUAL GRANTS
                         -------------------------------------------------------------------
                                       % OF TOTAL
                                      OPTIONS/SARS                            POTENTIAL
                          NUMBER OF    GRANTED TO                        REALIZABLE VALUE AT
                          SECURITIES   EMPLOYEES    EXERCISE               ASSUMED ANNUAL
                          UNDERLYING  FOR SERVICES     OR                  RATES OF STOCK
                         OPTIONS/SARS   RENDERED   BASE PRICE EXPIRATION PRICE APPRECIATION
          NAME           GRANTED (#)  DURING 1997    ($/SH)      DATE    FOR OPTION TERM(1)
          ----           ------------ ------------ ---------- ---------- -------------------
                                                                            5%        10%
                                                                         --------- ---------
Adam M. Aron............   200,000       24.57%      24.875    07/24/07  3,128,751 7,928,869
Andrew P. Daly..........      --           --          --         --        --        --
Christopher P. Ryman....    60,000        7.37%      20.125    05/01/07    759,390 1,924,444
James S. Mandel.........    20,000        2.46%      24.00     06/09/07    301,869   764,996
James P. Thompson.......    20,000        2.46%      24.00     06/09/07    301,869   764,996

--------
(1) The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's Common Stock price.

  The following table sets forth information concerning each exercise of stock options during Fiscal 1997 by each of the Named Executive Officers and the value of unexercised options at September 30, 1997.

            AGGREGATE OPTION/SAR EXERCISES DURING FISCAL YEAR ENDED
                SEPTEMBER 30, 1997 AND OPTION/SAR VALUES AS OF
                              SEPTEMBER 30, 1997

                                              NUMBER OF SECURITIES       VALUE OF
                                                   UNDERLYING           UNEXERCISED
                                                  UNEXERCISED          IN-THE-MONEY
                           SHARES               OPTIONS/SARS(1)       OPTIONS/SARS(2)
                          ACQUIRED    VALUE   -------------------- ---------------------
                         ON EXERCISE REALIZED     EXERCISABLE/         EXERCISABLE/
          NAME               (#)       ($)       UNEXERCISABLE         UNEXERCISABLE
          ----           ----------- -------- -------------------- ---------------------
Adam M. Aron............      --        --       52,000/408,000    $  351,000/$1,779,000
Andrew P. Daly..........      --        --      280,656/145,164     5,322,054/ 1,836,764
Christopher P. Ryman....      --        --      143,968/ 95,992     2,864,963/ 1,113,441
James S. Mandel.........      --        --      107,976/ 91,984     1,808,598/ 1,260,732
James P. Thompson.......      --        --       71,984/127,976     1,205,732/ 1,863,598

--------
(1) Options have a ten-year term and vest in one-year increments ranging from three to five years commencing on the first anniversary of the date of grant, except that, in certain cases, options granted to Mr. Aron can vest up to ten years from the date of grant. Vesting will, in certain cases, be accelerated upon the occurrence of a "change in control." See "Employment Agreements."
(2) The "Value of Unexercised In-the-Money Options/SARs at September 30, 1997" was calculated by determining the difference between the closing price on the New York Stock Exchange of the underlying Common Stock at September 30, 1997 of $26.75 and the exercise price of the option. An option is "In-the-Money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.

                             EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Adam M. Aron (the "Employment Agreement"). Pursuant to the Employment Agreement, Mr. Aron serves as Chief Executive Officer of the Company. The initial term of his employment is for the period from July 29, 1996 through September 30, 1999, with automatic renewals thereafter such that the term of the Employment Agreement will always be two years, subject to notice of termination by either Mr. Aron or the Company. Mr. Aron's initial base salary is $560,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors, and a bonus was guaranteed at an annualized rate of $250,000 through Fiscal 1997, which bonus became payable on October 1, 1997. On October 1, 1997, Mr. Aron became eligible to participate in the Company's bonus plan.

  Pursuant to the Employment Agreement, Mr. Aron was granted 37,500 restricted shares of Common Stock and options to purchase 260,000 shares of Common Stock, with both restricted shares and options vesting over five years. The Company provides Mr. Aron a life insurance policy of $5 million and $500,000 of annual disability income protection. Pursuant to the Employment Agreement, the Company purchased a home for Mr. Aron in the Vail Valley, with a purchase price of approximately $1.5 million, for his use while employed by the Company. Mr. Aron is subject to a 12-month non-compete clause upon termination. In the event of a change of control of the Company, all of Mr. Aron's rights with respect to the options and the restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change of control occurs, or (2) following the change of control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change of control, Mr. Aron is entitled to receive certain benefits if the Company terminates his employment without cause or if Mr. Aron terminates his employment agreement for good reason. Such benefits include payment of Mr. Aron's then current base salary through the date his employment ends and for a twenty four month period thereafter and a prorated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

  Pursuant to an employment agreement with Andrew P. Daly, Mr. Daly will serve as President of the Company. The initial term of his employment is for the period from October 1, 1996 through October 1, 1999, with a one-year automatic renewal thereafter, subject to notice of non-renewal by either Mr. Daly or the Company. Mr. Daly's base salary is $350,000 per year, subject to annual increases, as determined by the Compensation Committee of the Board of Directors and the Chief Executive Officer of the Company and Mr. Daly will participate in the Company's bonus plan. The Company will provide Mr. Daly a life insurance policy of $3 million and $262,500 of annual disability income protection. Mr. Daly is subject to a 12-month non-compete clause upon termination. In the event of a change of control of the Company, all of Mr. Daly's rights with respect to his options and restricted shares of Common Stock will vest immediately if (1) he remains employed with the Company for at least six months after the change of control occurs, or (2) following the change of control, his employment is terminated as a result of death or disability, or is terminated without cause. In addition, in the event of a change of control, Mr. Daly is entitled to receive certain benefits if: the Company terminates his employment without cause, Mr. Daly terminates his employment for good reason, or the Company gives notice of non-renewal of his employment agreement. Such benefits include payment of Mr. Daly's then-current base salary through the date his employment ends and for an eighteen month period thereafter and a pro-rated bonus (assuming performance targets are met) for the portion of the year in which the termination occurs. A "change in control" of the Company occurs when a person other than Apollo Ski Partners or its affiliates owns a majority of the Company's outstanding common stock or a majority of the combined voting power of all outstanding voting securities.

                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors, Messrs. Black, Lee and Rowan. The Committee is responsible for establishing and administering the Company's executive compensation programs.

COMPENSATION PHILOSOPHY

  The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for the Company's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective:

    . Attract and retain talented executives--The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of similarly sized companies in the resort/leisure/hospitality industry. The base salary target is generally based on industry survey results. For higher levels of responsibility, the base salary component is intended to be a diminishing portion of the executive's potential total compensation.

    . Emphasize pay for performance--The Long-Term Incentive Plan ("LTIP") described below establishes a significant relationship between current Company performance and incentive compensation, on a sliding scale basis, with substantial rewards possible for exceptional results and no reward for poor results.

    . Encourage management stock ownership--The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company's stock option program strongly encourages stock ownership by executive officers.

  The Internal Revenue Code imposes a limitation on the deduction for certain executive officers' compensation unless certain requirements are met. The Committee has carefully considered the impact of these tax laws and has taken certain actions intended to preserve the Company's tax deduction with respect to any affected compensation. The Company's LTIP, in which all Named Executive Officers participated in 1997, except the CEO, is designed to qualify incentive compensation payments for tax deductibility under the Internal Revenue Code. The LTIP includes a long-term and short-term component, providing potential incentive compensation for participants on an annual (short-term) basis or over a three-year period (long-term). In addition, both the Company's 1992 stock option plan and 1996 long-term incentive and share award plan qualify for tax deductibility. The following are descriptions of the Company compensation programs for executive officers, including the CEO.

BASE SALARY

  The Company generally establishes base salary ranges by considering compensation levels in similarly sized companies in the resort/leisure/hospitality industry. The base salary targets are generally established based upon industry survey results in light of the Company's strategic goals compared to other publicly owned, growth-oriented companies. The Company's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

  The base salary and performance of each executive officer is reviewed periodically (at least annually) by his or her immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions as appropriate. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Committee reviews and approves all executive officer salary adjustments as recommended by the CEO. The Committee reviews the performance of the CEO and establishes his base salary.

BONUS PLAN

  In 1997, all Named Executive Officers, except the CEO, were eligible for an annual bonus under the LTIP. For 1997, the performance measure selected by the Committee for the LTIP was the meeting of certain cash flow targets. In the event the Company's cash flow for 1997, as determined on both an aggregate and a divisional basis, met or exceeded certain pre-determined target levels, the appropriate divisional executive participating in the LTIP could receive an incentive award for 1997. Such awards are based upon salary level, the Committee's determination of the individual's position and level of responsibility and the Committee's assessment of the individual's impact upon the Company's financial success. The Committee has absolute discretion in reducing or eliminating the amount of an award for any individual included in the LTIP. All bonus compensation received by the Named Executive Officers in 1997 is reflected in the Summary Compensation Table.

STOCK OPTION AND SHARE AWARD PROGRAM

  The Company's 1992 stock option plan and current 1996 long-term incentive and share award plan are designed to align management interests with those of shareholders. In furtherance of this objective, the level of stock option grants and restricted share awards for executive officers is determined by the Committee each year, typically in consultation with the CEO except with respect to the CEO himself. Awards for all employees (including all executive officers) are determined by giving equal consideration to base salary, level of responsibility and industry long-term compensation information. In 1997, the granting of stock options to middle management was significantly increased in furtherance of the Committee's goals. In order to encourage increased Company performance in the future, the Company's stock options vest in one-year increments over periods ranging from three to five years, except that options granted to Mr. Aron can vest up to ten years from the date of grant and are subject to certain vesting acceleration conditions. All stock option grants and restricted share awards made by the Company to the Named Executive Officers in 1997 is reflected in the Summary Compensation Table.

CEO COMPENSATION

  Mr. Aron's compensation for 1997 consisted of the same three components described above for all executive officers: base salary, bonus compensation and stock option awards (in addition to participation in the Company benefit program). Mr. Aron's compensation for 1997 was paid in accordance with his employment agreement which set his base salary, bonus compensation and stock option award level. At the time the Company entered into Mr. Aron's agreement, the Committee gave consideration to chief executive officer compensation in other publicly owned, growth-oriented and similarly sized companies in comparable industries. Mr. Aron was granted additional non-qualified stock options in 1997 consistent with the Committee philosophy of tying the CEO's compensation to long-term shareholder value, which is enhanced through management stock ownership. All compensation received by Mr. Aron in 1997 is reflected in the Summary Compensation Table.

                                                         COMPENSATION COMMITTEE

                                                            Leon D. Black
                                                            Thomas H. Lee
                                                            Marc J. Rowan

                               PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Common Stock to The S&P 500 Stock Index, The Russell 2000 and the Company's Peer Group Index*.

                                    GRAPHIC

            MTN    Russell 2000  S&P 500  Peer Group*

2/3/97        100           100      100          100
2/28/97     99.43         98.12   100.36        96.23
3/31/97     88.64         93.35    96.06        90.26
4/30/97     92.61         93.46   101.69        88.57
5/30/97    108.52        103.76   107.65        96.38
6/30/97    114.77        106.01   112.32       100.38
7/31/97    109.94        112.94    121.1        99.44
8/29/97    113.64         115.4   114.15       101.76
9/30/97    121.59        123.43   120.22       110.51

--------
* The Company's Peer Group Index performance is weighted according to market capitalization.

  The total return graph is presented for the approximate eight-month period since the Company's initial public offering. The total stockholder return assumes that $100 is invested at the beginning of the period in the Common Stock of the Company, The Russell 2000, The S&P 500, and the Company's Peer Group. The Company's Peer Group, as selected by the Company, is comprised of Carnival Corp., Circus Circus Enterprises, Inc., MGM Grand, Inc., Cedar Fair, L.P., Intrawest Corp. and Premier Parks, Inc. The Company has selected this Peer Group because these companies operate in the Resort/Leisure/Hospitality sector. The Company included The Russell 2000 in the graph because the Company is included in such index and because there is no industry index for the Company's business. Total shareholder return is weighted according to market capitalization so that companies with a larger market capitalization have a greater impact on the Peer Group index results. Historical stock performance during this period may not be indicative of future stock performance.

                2. APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, based on the recommendation of the Audit Committee, voted to retain Arthur Andersen LLP to serve as independent public accountants for the fiscal year ended July 31, 1998. Arthur Andersen expects to have a representative at the meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

  It is understood that even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.

  The Board of Directors recommends that you vote FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ended July 31, 1998.

                         FUTURE SHAREHOLDER PROPOSALS

  Effective November 5, 1997, the Company changed its fiscal year to July 31. Accordingly, the Company anticipates that its proxy statement for the next annual meeting will be released to shareholders no later than October 15, 1998 and, accordingly, shareholder proposals for the next Annual Meeting must be received by the Secretary of the Company no later than June 15, 1998.

                                 OTHER MATTERS

  At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the meeting. In the event any other business is presented at the meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

                                          By Order of the Board of Directors


                                          /s/ James S. Mandel
                                          James S. Mandel
                                          Senior Vice President, General
                                           Counsel and Secretary

January 14, 1998

                                      16
James S. Mandel

                              VAIL RESORTS, INC.

                   137 Benchmark Road, Avon, Colorado 81620
      Proxy Solicited on Behalf of the Board of Directors of the Company
           for the Annual Meeting of Shareholders--February 24, 1998

PROXY

The undersigned holder of CLASS A COMMON STOCK hereby constitutes and appoints Andrew P. Daly, James P. Donohue and James S. Mandel, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of VAIL RESORTS, INC. to be held at The Essex House, 160 Central Park South, New York, New York 10019, on Tuesday, February 24, 1998 at 3:00 P.M. Eastern Standard Time and at any adjournments thereof, on all matters coming before said meeting.

                                                    (Change of Address/Comments)

                                                    ----------------------------
                                                    ----------------------------
                                                    ----------------------------

Election of Class 1 Directors, Nominees:
Leon D. Black, Craig M. Cogut, Andrew P. Daly,
Robert A. Katz, William L. Mack, Antony P. Ressler,
Marc J. Rowan, John J. Ryan III, Bruce H. Spector

You are encouraged to specify your choices by marking in the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card promptly.

                                                                SEE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).
If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                                               [I plan to attend
                                                                  the meeting. ]

1. Election of Class 1 Directors

     FOR ALL NOMINEES LISTED [ ]  WITHHOLD AUTHORITY [ ]
     (except as marked to         to vote for all
     the contrary below)          nominees listed

(To withhold vote for any individual nominee write that name below.)

-----------------------------

2. Ratification of appointment of Arthur Andersen
LLP as independent public accountants.

     FOR        AGAINST         ABSTAIN
     [ ]          [ ]             [ ]

3. In their discretion, upon other matters as they properly come before the meeting.

     FOR        AGAINST         ABSTAIN
     [ ]          [ ]             [ ]

Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

------------------------------

                         ,1998
-------------------------
SIGNATURE(S)    DATED

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                              VAIL RESORTS, INC.

                   137 Benchmark Road, Avon, Colorado 81620
      Proxy Solicited on Behalf of the Board of Directors of the Company
           for the Annual Meeting of Shareholders--February 24, 1998

PROXY

The undersigned holder of COMMON STOCK hereby constitutes and appoints Andrew P. Daly, James P. Donohue and James S. Mandel, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of VAIL RESORTS, INC. to be held at The Essex House, 160 Central Park South, New York, New York 10019, on Tuesday, February 24, 1998 at 3:00 P.M. Eastern Standard Time and at any adjournments thereof, on all matters coming before said meeting.

                                                    (Change of Address/Comments)

                                                    ----------------------------
                                                    ----------------------------
                                                    ----------------------------

Election of Class 2 Directors, Nominees:
Adam M. Aron, Frank J. Biondi, Stephen C. Hilbert,
Thomas H. Lee, Joe R. Micheletto, John F. Sorte,
William P. Stiritz, James S. Tisch

You are encouraged to specify your choices by marking in the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please complete, sign and return this proxy card promptly.

                                                                SEE REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).
If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                                                               [I plan to attend
                                                                  the meeting. ]

1. Election of Class 2 Directors

FOR ALL NOMINEES LISTED [ ]           WITHHOLD AUTHORITY [ ]
(except as marked to                  to vote for all
 the contrary below)                  nominees listed

(To withhold vote for any individual nominee write that name below.)

-----------------------------

2. Ratification of appointment of Arthur Andersen
LLP as independent public accountants.

FOR     AGAINST         ABSTAIN
[ ]       [ ]             [ ]

3. In their discretion, upon other matters as they properly come before the meeting.

FOR     AGAINST         ABSTAIN
[ ]       [ ]             [ ]


Please mark, sign and return promptly using the enclosed envelope. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

------------------------------

                         ,1998
-------------------------
SIGNATURE(S)    DATED

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"